As filed with the U.S. Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vor Biopharma Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-1591163
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
100 Cambridgepark Drive Suite 101 Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip code)

Amended and Restated 2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Robert Ang, M.B.B.S.

President and Chief Executive Officer

Vor Biopharma Inc.

100 Cambridgepark Drive

Suite 101

Cambridge, Massachusetts 02140

(617) 655-6580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Katie Kazem

Charles S. Kim

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 7,486,570 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Vor Biopharma Inc. (the “Registrant”), consisting of:

•

6,238,807 shares of Common Stock issuable pursuant to the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the provisions of the 2021 EIP providing for an automatic increase in the number of shares reserved and available for issuance under the 2021 EIP on January 1, 2025; and

•

1,247,761 shares of Common Stock issuable pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares reserved and available for issuance under the 2021 ESPP on January 1, 2025.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on February 9, 2021 (File No. 333-252908), March 14, 2022 (File No.  333-263540), March 23, 2023 (File No.  270789) and March 21, 2024 (File No. 333-278117);

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2025 and February 6, 2025 (File No. 001-39979) (to the extent the information in such reports is filed and not furnished);

(c) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025 (File No. 001-39979); and

(d) The description of the Registrant’s Common Stock, which is contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025 (File No. 001-39979), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

As of the date of the date hereof, GC&H Investments, LLC and GC&H Investments, a California partnership, which are entities beneficially owned by current and former partners and associates of Cooley LLP, counsel to the Registrant, beneficially hold an aggregate of 35,350 shares of the Registrant’s common stock.

ITEM 8. EXHIBITS

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39979	3.1	February 9, 2021

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39979	3.2	February 9, 2021

4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-252175	4.1	February 1, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	2021 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.	S-1/A	333-252175	10.6	February 1, 2021

99.2	Amended and Restated 2021 Equity Incentive Plan.	8-K	001-39979	10.1	May 28, 2024

99.3	2021 Employee Stock Purchase Plan.	S-1/A	333-252175	10.7	February 1, 2021

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 20, 2025.

VOR BIOPHARMA INC.

By:	/s/ Robert Ang
Robert Ang, M.B.B.S., M.B.A.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ang and Han Choi, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Ang	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2025
Robert Ang, M.B.B.S., M.B.A.

/s/ Han Choi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 20, 2025
Han Choi, M.D., LL.M.

/s/ Matthew Patterson	Chairman of the Board	March 20, 2025
Matthew Patterson

/s/ Daniella Beckman	Director	March 20, 2025
Daniella Beckman

/s/ Erez Kalir	Director	March 20, 2025
Erez Kalir

/s/ David C. Lubner	Director	March 20, 2025
David C. Lubner

/s/ Sven (Bill) Ante Lundberg	Director	March 20, 2025
Sven (Bill) Ante Lundberg, M.D.

/s/ Fouad Namouni	Director	March 20, 2025
Fouad Namouni, M.D.

/s/ Joshua Resnick	Director	March 20, 2025
Joshua Resnick, M.D.